UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2005
 Date of Report (Date of earliest event reported):

CO Liquidation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

580 California Street, Suite 526, San Francisco, California   94105
(Address of principal executive offices including zip code)

(415) 283-3200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On July 27, 2005, the United States Bankruptcy Court for the Northern District of California approved, with certain modifications, the Disclosure Statement and Plan of Reorganization (Dated May 20, 2005) (the "Plan") filed with the court in connection with the bankruptcy proceedings (Lead Case Number 04-32820-DM-11) of CO Liquidation, Inc. and its wholly-owned subsidiary COO Liquidation, Inc. (formerly Commerce One, Inc. and Commerce One Operations, Inc., and collectively, the "Company"). The Plan as approved resolved all formal objections to the Plan. A copy of the order approving the Plan, which includes the Plan as an exhibit, is attached hereto as Exhibit 99.1

As of July 28, 2005, we had approximately $13,357,388 cash on hand. Of that amount, we currently anticipate paying creditors between $6,781,686-$9,064,242 in claims and interest under the Plan. These claims and interest do not include certain professional fees related to the bankruptcy case or fees that will be owing to the Office of the United States Trustee while the bankruptcy case is pending. The actual amount paid to creditors will depend upon the outcome of the Company's objections to certain claims and scheduled debts. Upon satisfaction of, or reservation for, these claims, an initial distribution will be made under the Plan to our stockholders of record as of the record date set by the bankruptcy court, which we anticipate to be on or about October 3, 2005 (the "Record Date"). We expect to make this initial distribution by mid-October 2005, assuming no appeals to the Plan or unforeseen events.

Following the payment to creditors, we currently estimate that our stockholders of record as of the Record Date will receive a distribution of approximately $0.08-$0.14 per share. This estimate is based upon having 41,415,413 shares outstanding as of the Record Date. Our stockholders of record as of the Record Date also will have the right to receive a subsequent distribution if any cash is remaining in the estate after the Company's affairs are wound down and all claims, professional fees and other expenses are paid. These are estimates only and the ultimate distribution to our stockholders may be higher or lower, or could amount to nothing at all, based upon a number of factors, including the costs of winding-up our affairs, other administrative costs and other claims and contingencies. One such known contingency is the resolution of certain matters relating to the administration of our 401(k) plan. While we are working with the 401(k) plan administrator to resolve this matter, we may be required to make payments and incur costs related to this matter of up to an aggregate of approximately $350,000.

Immediately following the Record Date, the stock transfer ledgers of the Company will be closed, and there shall be no further transfers made or processed in the holders of record of the Company's common stock. The Plan provides for the commencement of the dissolution process as of the "Effective Date" of the Plan, which we expect to occur on or about August 9, 2005.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed as a part of this report:

Exhibit No.	Description
99.1	Order of the Bankruptcy Court Approving the Disclosure Statement and Plan of Reorganization, dated July 27, 2005

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning which claims are to be paid, the amount of such claims, the potential amount of contingencies, the existence and amount of cash to distribute to stockholders, the potential for a subsequent distribution to stockholders, the costs of winding-up the Company's affairs, the closing of the Company's stock transfer ledger, and the timing of distributions to stockholders and creditors. These statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: the potential for the costs of winding-up to be higher than anticipated, the potential for the winding-up process to take longer than anticipated, the potential for additional claims or contingencies, appeals or challenges to the bankruptcy plan, other litigation and other external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly report on Form 10-Q for the quarter ended June 30, 2004 and subsequent current reports on Form 8-K. The information provided in this current report on Form 8-K is current as of the date of its publication. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CO LIQUIDATION, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: July 28, 2005

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Order of the Bankruptcy Court Approving the Disclosure Statement and Plan of Reorganization, dated July 27, 2005